Filed Pursuant to Rule 424(b)(7)
Registration No. 333-256465

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 25, 2021)

15,000,000 Shares

R1 RCM Inc.

Common Stock

The selling stockholders identified in this prospectus supplement are offering 15,000,000 shares of our common stock. Of these shares, 14,500,000 shares are issuable upon exercise of a portion of an outstanding warrant. We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.

Our common stock is listed on the NASDAQ Stock Market (“NASDAQ”) under the symbol “RCM.” On May 26, 2021, the last reported sale price of our common stock was $23.24 per share.

	Per Share	Total
Public offering price	$22.50	$337,500,000
Underwriting discounts and commissions	$0.675	$10,125,000
Proceeds to selling stockholders, before expenses	$21.825	$327,375,000

One of the selling stockholders has granted the underwriters an option for a period of 30 days to purchase up to 2,250,000 additional shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders pursuant to any exercise of the underwriters’ option to purchase additional shares.

Investing in our common stock involves a number of risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as in the accompanying prospectus and the reports we file with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) incorporated by reference herein and therein, to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers against payment in New York, New York on or about June 1, 2021.

Barclays		J.P. Morgan
Morgan Stanley	BofA Securities	Deutsche Bank Securities

Baird	Cantor	Cowen	KeyBanc Capital Markets

Prospectus Supplement dated May 26, 2021

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We, the selling stockholders and the underwriters have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We, the selling stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The selling stockholders and the underwriters are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. For investors outside the United States we, the selling stockholders and the underwriters have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition or results of operations may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” and the “Company” and similar references refer to R1 RCM Inc. and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain “forward-looking statements” within the meaning of the federal securities laws that involve substantial risks and uncertainties. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “would” and similar expressions or variations. These forward-looking statements include, among other things, statements about the potential impacts of the COVID-19 pandemic, our strategic initiatives, our capital plans, our costs, our ability to successfully deliver on our commitments to our customers, our ability to deploy new business as planned, our ability to successfully implement new technologies, our future financial performance and our liquidity. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	our ability to retain existing customers or acquire new customers;

•	our ability to manage our operations effectively;

•	the development of markets for our RCM service offering;

•	our ability to maintain profitability;

•	variability in the lead time of prospective customers;

•	competition within the market;

•	breaches or failures of our information security measures or unauthorized access to a customer’s data;

•	delayed or unsuccessful implementation of our technologies or services, or unexpected implementation costs;

•	disruptions in or damages to our global business services centers and third-party operated data centers;

•	the impact of the novel coronavirus (“COVID-19”) pandemic on our business, operating results, and financial condition;

•	risks related to our indebtedness;

•	the loss of key personnel;

•	our ability to integrate our customers’ revenue cycle management employees;

•	fluctuations in our results of operations or cash flows;

•	our potential liability resulting from future errors;

•	negative perceptions of the collection of medical co-pays and other payments from patients;

•	negative perceptions of offshore outsourcing and proposed legislation related thereto;

•	the impact of litigation;

•	our legal responsibility for obligations related to our customers’ employees;

•	our dependence on the Amended and Restated Master Professional Services Agreement with Ascension Health Alliance;

•	our ability to realize the anticipated benefits of acquisitions, strategic initiatives, and other investments;

•	our ability to comply with healthcare laws and regulations;

•	developments in the healthcare industry, including national healthcare reform; our ability to comply with information privacy laws;

•	our ability to comply with debt collection and other consumer protection laws and regulations;

•	our ability to protect our intellectual property;

•	our ability to close the acquisition of and integrate the Visit Pay business as planned and to realize the expected benefits of the acquisition; and

•

other factors set forth under “Risk Factors” in this prospectus supplement, in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and in Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q.

The forward-looking statements included or incorporated by reference in this prospectus supplement represent our views as of the date of this prospectus supplement. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus supplement, accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” included in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and related notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the unaudited condensed consolidated financial statements and related notes thereto in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Quarterly Report”), each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Company

R1 RCM Inc. is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. Our services help healthcare providers generate sustainable improvements in their operating margins and cash flows while also enhancing patient, physician, and staff satisfaction for our customers.

We achieve these results for our customers by managing healthcare providers’ revenue cycle operations, which encompass processes including patient registration, insurance and benefit verification, medical treatment documentation and coding, bill preparation, and collections from patients and payers. We do so by deploying a unique operating model that leverages our extensive healthcare site experience, innovative technology, and process excellence. We assist our customers in managing their revenue cycle operating costs, while simultaneously increasing the portion of the maximum potential services revenue they receive. Together, these benefits can generate significant and sustainable improvements in operating margins and cash flows for our customers.

Once implemented, our technology solutions, processes, and services are deeply embedded in our customers’ day-to-day revenue cycle operations. We believe our service offerings are adaptable to meet an evolving healthcare regulatory environment, technology standards, and market trends.

Our Services

Our primary revenue cycle management (RCM) service offering consists of comprehensive end-to-end RCM services, which address the full spectrum of revenue cycle challenges faced by healthcare providers. Our approach to deliver value for our customers is built on a holistic operating model designed to fit into a healthcare provider’s revenue cycle operations. As a result, over 90% of our revenue is recurring in nature.

This operating model consists of four components:

•

Technology—Comprehensive revenue cycle workflow & analytics solutions—Our technology integrates across multiple host and payer systems and hard-wire our standard methods, operating metrics, and daily routines into an end-to-end technology platform.

•

Workflow—End-to-end workflow differentiated on outcomes—We deploy a fully-cataloged, standardized methodology for revenue cycle execution from order intake and scheduling to claim reimbursement. The approach is based on standard structures and rigorous methods, tested and proven in multiple organizations and environments.

•

Operations—Scaled global delivery model & leading human capital—We bring experienced talent across global business services, centralized analytics, and deployment teams who all deliver one operating platform. Our teams understand the missions and unique needs of non-profit organizations and are trained, certified, and continuously developed to deliver on customer revenue cycle needs.

•

Analytics—Performance monitoring & management system—We use hundreds of operating metrics to drive comprehensive daily accountability and to enable front-line operators to deliver on differentiated business outcomes every single day.

Our Market Opportunity

Revenue cycle is an important function for healthcare providers as they seek to collect payment due to them from health insurance companies and patients. The Centers for Medicare and Medicaid Services (“CMS”) projects hospital care expenditures in the U.S. to amount to $1.39 trillion in 2021. We estimate the cost of hospital revenue cycle operations to be approximately 5% of revenue, resulting in a market size of $70 billion. Additionally, CMS projects physician care expenditures to amount to $838 billion in 2021. We estimate cost of physician revenue cycle operations to be approximately 5.5% of revenue, resulting in a market size of $46 billion. According to Research and Markets, revenue cycle spend is projected to grow at a compounded annual growth rate of 12% through 2027.

Health systems are currently facing challenges in their revenue cycle operations based on several factors including: (1) more complex and clinical outcomes-based reimbursement, (2) industry consolidation amongst hospitals and across the continuum of care, (3) increasing patient responsibility for their medical bills, and (4) capital constraints to invest in the revenue cycle given financial difficulties and requirements to invest in improving clinical care. We believe these are positive trends for external vendors in the revenue cycle industry which we expect will drive further growth for the industry and our Company.

Our Value Proposition for Customers

We help our customers reduce their revenue cycle costs by implementing new operational practices, optimizing their technology suite, and deploying more efficient processes. We work with our customers to transfer aspects of their revenue cycle operations to our global business services operations, which typically results in lower operating costs than operating those aspects of the revenue cycle at the customers’ sites.

We seek to improve our customers’ processes using a variety of techniques including:

•

Gathering Complete Patient and Payer Information. We focus on gathering complete patient information and validating insurance eligibility and benefits so patient care services can be recorded and billed to the appropriate parties. For scheduled healthcare services, we educate patients as to their potential financial responsibilities before receiving care. Through our systems, we maintain an automated electronic scorecard which measures the efficiency of up-front data capture, authorization, billing, and collections throughout the life cycle of any given patient account. These scorecards are analyzed in the aggregate, and the results are used to help improve workflow processes and operational decisions for our customers.

•	Improving Claims Filing and Collections. Through our proprietary technology and process expertise, we identify, for each patient encounter, the estimated amount due from the patient and the amount our customer should receive from a payer if terms of the applicable contract with the payer and patient policies are followed. Over time, we compare these amounts with the actual payments collected to help identify which payers, types of medical treatments and patients represent various levels of payment risk for a customer. Using proprietary algorithms and analytics, we consider actual reimbursement patterns to predict the payment risk associated with a customer’s claims to its payers, and we then direct increased attention and time to the riskiest accounts.

•

Identifying Alternative Payment Sources. We use various methods to find payment sources for uninsured patients and reimbursement for services not covered by payers. Our patient financial screening technology and methodologies often identify federal, state, or private grant sources to help pay for healthcare services. These techniques are designed to ease the financial burden on uninsured or underinsured patients, increase the percentage of patient bills that are actually paid, and improve the total amount of reimbursement received by our customers.

•

Employing Proprietary Technology and Algorithms. We employ a variety of proprietary data analytics and algorithms. For example, we identify patient accounts with financial risk by applying proprietary analysis techniques to the data we have collected. Our systems are designed to streamline work processes through the use of proprietary algorithms that focus revenue cycle staff effort on those accounts deemed to have the greatest potential for improving net revenue yield or charge capture. We adjust our proprietary predictive algorithms to reflect changes in payer and patient behavior based upon the knowledge we obtain from our entire customer base. As new customers are added and payer and patient behavior changes, the information we use to create our algorithms expands, increasing the accuracy, reliability, and value of such algorithms.

•

Using Analytical Capabilities and Operational Excellence. We draw on the experience that we have gained from working with some of the best healthcare provider systems in the United States to train our customers’ staff about new and innovative RCM practices. We use sophisticated analytical procedures to identify specific opportunities to improve business processes.

•

Increasing Charge Capture. We are able to help our customers increase their charge capture by implementing optimization techniques and related processes. We use sophisticated analytics software to help improve the accuracy of claims filings and the resolution of disputed claims from payers. We also overlay a range of capabilities designed to reduce missed charges, improve the clinical/reimbursement interface, and produce bills that comply with payer requirements and applicable healthcare regulations.

•

Leveraging our Global Business Services Operations. We help our customers increase their revenue cycle efficiency by implementing improved practices, streamlining workflow processes, and outsourcing aspects of their revenue cycle operations to our global business services operations. Examples of services that can be completed at our global business services operations in the United States and India include pre-registration, medical transcription, cash posting, reconciliation of payments to billing records, and patient and payer follow-up. By leveraging the economies of scale and experience of our global business services operations, we believe that we offer our customers better quality services at a lower cost.

Our Growth Strategy

R1 RCM Inc. is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. We intend to pursue the specific initiatives described below to grow our net patient revenue under management, associated contracted revenues and enhance profitability.

•

Onboard and Optimize New Contracted Business Wins. We are currently onboarding and optimizing contracted business across a number of healthcare providers. We have approximately $40 billion of net patient revenue under management, a significant amount of which is still in the early stages of optimization. As contracts mature and revenues increase, we benefit from technology deployment as well as economies of scale which will allow us to enhance our profitability moving forward.

•

Continue Growth via New Commercial Wins. We continue to focus on our sales execution and further build on our recent commercial wins. We plan to aggressively market our Patient Experience (“PX”) offering on a broader basis. We also intend to cross-sell into our existing installed base. Many of our customers do not initially utilize our full end-to-end suite of services and we see a significant opportunity to cross sell into this customer base.

•

Drive Digitization and Automation. We have invested over $35 million in digitization and automation initiatives since 2018 which create significant value for our customers and drive favorable impact on our margins. We are focused on three key areas that enable the automation of costly, labor-intensive processes: Robotic Process Automation, Digital Self-Service and PX, and Cognitive and Machine Learning. We have already automated 40 million manual tasks that are in production, 40 million manual tasks that are in development, 45 million tasks to process map with an aggregate opportunity of over 500 million manual tasks performed annually by our employees.

•

Targeted M&A to Enhance Capabilities and Capitalize on Significant Synergy Opportunities. M&A is a core competency and key to our growth strategy. We focus on opportunities that add complementary capabilities which we use to enhance our value proposition across our large, existing customer base. For example, we acquired Intermedix to gain physician RCM capabilities and SCI, Tonic and VisitPay (pending closing) to enhance our patient experience offering. This approach enables us recognize synergies and drive attractive economic returns through our scaled platform.

Our Competitive Strengths

Leading technology-driven platform to manage healthcare provider revenue

We have developed innovative technology and a proven operating system that is supported by a global delivery model and performance analytics. Our market-leading platform enables us to manage the entire RCM process across all healthcare providers from patient intake through claims and payment. Our investment in developing a scaled platform have created a high-quality, low-cost solution to manage healthcare provider revenue. We provide a clear and compelling value proposition to healthcare providers by delivering measurable results such as lower revenue collection costs, higher revenue capture and enhanced patient satisfaction making us the platform of choice.

Leading the automation of the revenue cycle to drive enhanced operational efficiency and improved financial performance

We have invested significantly in the technology and workforce that enables us to identify automation opportunities. We have also formed business partnerships with leading robotic process automation companies which enables us to efficiently scale and harden security. We have over 120 dedicated resources and over 75 secure connections to health IT systems. We have utilized these capabilities to automate over 40 million tasks and the work of over 1,200 full-time employees annually. Our purpose-built platform and proprietary expertise allow us to deploy standardized technologies that maximize the benefits of automation.

Leveraging our leading position to extend our competitive advantage

We enjoy long term relationships with our customers and work collaboratively with them to understand where we can add high value capabilities. Our scale allows us to make strategic investments that further extends our competitive advantage. We believe we have an industry-leading portfolio of technology solutions across the revenue cycle. In addition, we created a comprehensive patient access solution, which helps providers deliver an enhanced patient experience. We enable patients and providers to schedule meetings in real time, provide pre-registration solutions, financial clearance and counseling, and facilitate check-in at the office via multiple modalities (mobile, tablet, etc.). We have also seamlessly integrated payments across settings of care to simplify the patient experience. These solutions allow our healthcare providers to improve patient loyalty and retention as well as patient yield. Targeted acquisitions further augment our capabilities. For example, our recently announced acquisition of VisitPay demonstrates a track record of delivering a step change in revenue cycle outcomes, including more than 40 points of improvement in patient net promoter score and a 35% increase in patient payment yield.

Scaled infrastructure to deliver core capabilities for value-based contracts

Our presence in the day-to-day workflows of healthcare providers makes us well-positioned to partner with them and support their value-based care initiatives. Our core infrastructure supports patient engagement, referral management, clinical documentation, acuity capture, revenue integrity and payment administration which helps providers perform in value-based arrangements. For example, we have worked with a 100+ physician multi-specialty practice and replaced their existing population health analytics vendor with a suite of our solutions and were able to improve their hierarchical condition category (HCC) recapture rate to 98%, a 40% increase, which generated $5 million in incremental revenue for the practice.

Recent Developments

VisitPay Acquisition

On May 3, 2021, we entered into a definitive agreement to acquire VisitPay Inc. (“VisitPay”), a provider of digital payment solutions. We will acquire VisitPay for approximately $300 million in cash, subject to customary adjustments for working capital, cash and debt. We intend to fund the acquisition and related fees and expenses with the proceeds from additional borrowings and cash on hand. Concurrent with the entry into the definitive agreement to acquire VisitPay, we obtained a debt financing commitment letter from Bank of America with respect to a potential incremental term loan in the amount of $300 million subject to the terms and conditions set forth in the incremental commitment letter and related fee letter. There is no financing condition linked to the consummation of the acquisition. The agreement contains customary representations, warranties and closing conditions. The transaction is expected to close in the third quarter of 2021.

We have embarked on a process to refinance our senior credit facility, and we are seeking to close the refinancing prior to or concurrently with the closing of the VisitPay acquisition. The intended purpose of the refinancing is to complete the VisitPay acquisition, increase borrowing capacity, provide for more flexibility for general corporate purposes and potential acquisitions, and to generally improve terms, including pricing terms. There can be no assurances that such refinancing will be completed. If this refinancing is completed as contemplated, we will use proceeds from the new term loan and revolver, in lieu of the incremental term loan described in the preceding paragraph, to fund the purchase price for the VisitPay acquisition.

Mednax Agreement

On May 17, 2021, we entered into an agreement with Mednax, Inc. (“Mednax”), a national medical group specializing in pre-natal, neonatal and pediatric services, to make us the primary provider of enterprise revenue cycle management services for Mednax.

Corporate Information

Our principal executive offices are located at 401 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 324-7820. Our website address is www.r1rcm.com. The information on our website is not part of this prospectus supplement and you should not rely on that information when making a decision whether to invest in our securities.

The Offering

Common stock offered by the selling stockholders	15,000,000 shares of our common stock (or 17,250,000 shares if the underwriters’ option to purchase additional shares is exercised in full).

Common stock outstanding prior to this offering	261,934,432 shares of our common stock.

Common stock outstanding immediately after this offering	276,434,432 shares of our common stock (or 278,684,432 shares if the underwriters’ option to purchase additional shares is exercised in full).

Underwriters’ option to purchase additional shares	TCP-ASC ACHI Series LLLP (“TCP-ASC”) granted the underwriters a 30-day option to purchase up to an additional 2,250,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.

Use of proceeds	We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders in this offering. The selling stockholders will receive all of the net proceeds from the sale of common stock pursuant to this prospectus supplement. See “Use of Proceeds.”

Principal stockholder	As of the date of this prospectus supplement, TCP-ASC, a Delaware series limited liability limited partnership jointly owned by Ascension Health Alliance (“Ascension”) and TowerBrook Capital Partners L.P. (“TowerBrook”), holds a controlling interest in us.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report and our Quarterly Report, before deciding to invest in our common stock.

NASDAQ trading symbol	“RCM”

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes no exercise by the underwriters’ option to purchase up to 2,250,000 additional shares of our common stock.

The number of shares of common stock that will be outstanding prior to and immediately after this offering is based on 261,934,432 shares of common stock outstanding as of May 21, 2021. This number does not include options to purchase 5,360,054 shares of common stock, 3,117,946 restricted stock units and 3,609,115 performance-based restricted stock units (at target) outstanding as of May 21, 2021.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors set forth below and the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated by reference herein, together with the information in this prospectus supplement and accompanying prospectus and any other information incorporated by reference into this prospectus supplement and accompanying prospectus. It is possible that our business, financial condition or results of operations could be materially adversely affected by any of these risks. See the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

Risks Related to This Offering and Ownership of Our Common Stock

A sale of a substantial number of shares of our common stock may cause the market price of our common stock to drop significantly, even if our business is doing well.

If our existing stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decrease significantly. The perception in the public market that our existing stockholders might sell shares could also depress the market price of our common stock. In connection with this offering, the selling stockholders, our executive officers and our directors have entered into lock-up agreements, on substantially similar terms, which expire 60 days from the date of this prospectus supplement. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after the expiration of the lock-up period or even the perception that these sales could occur.

Our principal stockholder, an affiliate of TowerBrook and Ascension, may have conflicts of interest with us or other stockholders in the future.

Upon completion of this offering, our principal stockholder and one of the selling stockholders in this offering, TCP-ASC, will hold, without giving effect to the exercise of the Warrant, approximately 50.4% of the voting power of our outstanding common stock (or 50.0% if the underwriters’ option to purchase additional shares is exercised in full). As a result of this ownership, so long as certain ownership thresholds are met, TCP-ASC, among other things, has the right to nominate a majority of the members of our board of directors and has a consent right over certain corporate actions, including any amendment of the Amended and Restated Master Professional Services Agreement (“A&R MPSA”) with Ascension, the incurrence of indebtedness in excess of $100.0 million, the acquisition of any assets or properties in excess of $100.0 million or the making of any capital expenditures in excess of $25.0 million, the approval of our annual budget, and the hiring or termination of our chief executive officer.

The interests of TCP-ASC and its affiliates may differ from our other stockholders in material respects. For example, the concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of us and might ultimately affect the market price of our common stock. TCP-ASC may have an interest in pursuing acquisitions, divestitures, financings, or other transactions that, in their judgment, could enhance its equity investments, even though such transactions might involve risks to other stockholders. Additionally, Ascension is an affiliate of TCP-ASC and as our largest customer their interests may differ from other stockholders’ interests. TCP-ASC or its affiliates or advisors are also in the business of making or advising on investments in companies, and may from time to time in the future, acquire interests in, or provide advice to, businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. They may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Other stockholders should consider that the interests of the Investor and its affiliates may differ from theirs in material respects.

The trading price of our common stock has been volatile and may continue to be volatile.

Since December 31, 2010, our common stock has traded at a price per share as high as $32.82 and as low as $1.47. The trading price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors. In addition to the risks described in this section and in our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, factors that may cause the market price of our common stock to fluctuate include:

•	fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in estimates of our financial results;

•	failure to meet expectations of securities analysts;

•	the loss of service agreements with customers;

•	lawsuits filed against us by governmental authorities or stockholders;

•	unfavorable publicity concerning our operations or business practices;

•	investors’ general perception of us; and

•	changes in general economic, industry, regulatory, and market conditions.

In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay, or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Delaware corporation and the anti-takeover provisions of the Delaware General Corporation Law may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. In addition, our restated certificate of incorporation and amended and restated bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our restated certificate of incorporation and amended and restated bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	require that directors only be removed from office upon a supermajority stockholder vote;

•	provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	limit who may call special meetings of stockholders;

•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders; and

•	require supermajority stockholder voting to effect certain amendments to our restated certificate of incorporation and amended and restated bylaws.

We may not pay any cash dividends on our capital stock in the foreseeable future.

Although we paid cash dividends on our capital stock prior to our May 2010 initial public offering there is no assurance that we will pay cash dividends on our common stock in the foreseeable future. Any future dividend payments will be within the discretion of our board of directors and will depend on, among other things, our financial condition, results of operations, capital requirements, capital expenditure requirements, contractual restrictions, provisions of applicable law, and other factors that our board of directors may deem relevant. We may not generate sufficient cash from operations in the future to pay dividends on our common stock.

Our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal tax purposes is subject to limitation and risk that could further limit our ability to utilize our net operating losses.

Under U.S. federal income tax law, a corporation’s ability to utilize its net operating losses (“NOLs”) to offset future taxable income may be significantly limited if it experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change will occur if there is a cumulative change in a corporation’s ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. A corporation that experiences an ownership change will generally be subject to an annual limitation on the use of its pre-ownership change NOLs equal to the value of the corporation immediately before the ownership change, multiplied by the long-term tax-exempt rate (subject to certain adjustments). At December 31, 2020, we had U.S. federal NOLs of approximately $320.6 million. We also had $282.0 million of cumulative gross state NOL carryforwards available to offset future taxable income in various states.

Any current or future limitation to our annual use of NOLs could require us to pay a greater amount of U.S. federal (and in some cases, state) income taxes, which could reduce our after-tax income from operations for future taxable years and adversely impact our financial condition.We have recorded valuation allowances at December 31, 2020 and 2019 of $5.8 million and $1.9 million, respectively, based on its assessment that it is more likely than not that a portion of our separate state income tax net operating loss will not be realized because we no longer have business activities in that state, or where the activity level has decreased to such a level where we believe the NOL will not be realized. In addition, the December 31, 2020 valuation allowance includes $3.7 million attributable to research and development credits, acquired from our acquisition of SCI on April 1, 2020.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock offered by this prospectus supplement by the selling stockholders. The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock being sold in this offering. The selling stockholders will bear the underwriting commissions and discounts, if any, attributable to its sale of our common stock, and we will bear the remaining expenses. See “Selling Stockholders.”

SELLING STOCKHOLDERS

On February 16, 2016, we issued to TCP-ASC ACHI Series LLLP (“TCP-ASC”), a limited liability limited partnership jointly owned by Ascension and investment funds affiliated with TowerBrook: (i) 200,000 shares of our 8.00% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for an aggregate price of $200 million and (ii) a warrant with a term of ten years to acquire up to 60 million shares of our common stock, par value $0.01 per share, at an exercise price of $3.50 per share, on the terms and subject to the conditions set forth in the Warrant Agreement (the “Warrant”). The Series A Preferred Stock was converted into shares of common stock on January 15, 2021.

The following table sets forth the number of shares of our common stock to be sold by the selling stockholders under this prospectus supplement and the selling stockholders’ beneficial ownership of our common stock as of the date of this prospectus supplement. The shares of common stock being offered by TCP-ASC in this offering will be issued upon exercise of the Warrant prior to the closing of this offering. Information in the table below with respect to beneficial ownership is derived from the Schedule 13D/A filed by TCP-ASC on January 15, 2021 and information provided by the selling stockholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Percentages in the table below are based on 261,934,432 shares of our common stock outstanding as of May 21, 2021, 276,434,432 shares of our common stock outstanding after the completion of this offering, assuming no exercise of the underwriters’ option to purchase additional shares, and 278,684,432 shares of our common stock outstanding after the completion of this offering, assuming full exercise of the underwriters’ option to purchase additional shares. Percentages after the offering assume that the Warrant is exercised on a cashless basis by surrendering a number of shares equal to the warrant price, and assumes that the fair market value assigned to the surrendered shares is the average last sale price of a share of common stock on the Nasdaq Stock Market for the ten trading days ending on May 24, 2021. The actual fair market value will be calculated based on the average last sale price of a share of common stock on the Nasdaq Stock Market for the ten trading days ending on the third trading day prior to the date on which notice of exercise of the Warrant is delivered to us.

	Shares Beneficially Owned Prior to this Offering				Shares Beneficially Owned After Offering if Underwriters’ Option is not Exercised			Shares Beneficially Owned After Offering if Underwriters’ Option is Exercised in Full
Name of Selling Stockholder	Number of Shares Held		Percentage of Total Common Stock	Number of Shares to be Sold if Underwriters’ Option is not Exercised	Number of Shares Held	Percentage of Total Common Stock	Number of Additional Shares to be Sold if Underwriters’ Option is Exercised in Full	Number of Shares Held	Percentage of Total Common Stock
TCP-ASC ACHI Series LLLP	199,289,200	(1)	61.9%	14,500,000	182,376,554	57.1%	2,250,000	179,752,178	56.3%
Joseph Flanagan	4,895,966	(2)	1.9%	500,000	4,395,966	1.6%	—	4,395,966	1.6%

(1)

Consists of 139,289,200 shares of common stock and 60,000,000 shares of common stock issuable upon exercise of the Warrant. Each of TCP-ASC, TCP-ASC GP, LLC (the “Partnership GP”), TI VI ACHI Holdings GP, LLC (the “Aggregator GP”), TI IV ACHI Holdings, LP (the “Aggregator”), TowerBrook Investors Ltd. (“TBI”), Neal Moszkowski, Ramez Sousou and Ascension Health Alliance may be deemed to have shared voting and dispositive power with respect to all of the securities reported in TCP-ASC’s Schedule 13D. Certain of these persons disclaim beneficial ownership over certain of the securities reported in TCP-ASC’s Schedule 13D, as set forth therein. The business address of TCP-ASC, the Partnership GP, the Aggregator GP, and the Aggregator is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The business address of TBI and Mr. Moszkowski is TowerBrook Capital Partners L.P., 65 East 55th Street,

19th Floor, New York, New York 10022. The business address of Mr. Sousou is 1 St. James’s Market, Carlton Street, London X0 SW1Y4AH, U.K. The business address of Ascension Health Alliance is 101 S. Hanley Road, Suite 450, Saint Louis, Missouri 63105.
(2)

Includes 2,981,799 shares of common stock and 1,914,167 shares of common stock underlying options vested or vesting on or prior to July 20, 2021. Does not include 983,751 shares of common stock underlying performance-based restricted stock units (at target) or 51,235 shares of common stock underlying unvested restricted stock units that do not vest prior to July 20, 2021. The business address of Mr. Flanagan is 401 North Michigan Avenue, Chicago, Illinois 60654.

Master Professional Services Agreement

On February 16, 2016, we entered into a long-term strategic partnership with Ascension Health Alliance, the parent of our largest customer and the nation’s largest Catholic and non-profit health system, and TowerBrook, an investment management firm. As part of the transaction, we amended and restated our Master Professional Services Agreement (“A&R MPSA”) with Ascension effective February 16, 2016, with a term of ten years. Pursuant to the A&R MPSA and with certain limited exceptions, we are the exclusive provider of revenue cycle management and physician advisory services with respect to acute care services provided by the hospitals affiliated with Ascension that execute supplement agreements with us.

On and effective as of June 24, 2018, we and Ascension entered into a supplement (the “Supplement”) to the A&R MPSA. Pursuant to the Supplement, the Company will provide RCM services for physician groups that receive services from Ascension’s National Revenue Service Center and other groups associated with Ascension hospital systems. Each such physician group will be required to execute an addendum to the Supplement for those physician groups to receive services under the Supplement. Ascension has agreed that the Company may provide services to additional physician groups affiliated with or acquired by Ascension over time. The Supplement also provides for the re-badging of certain centrally-based revenue cycle operations employees who support Ascension’s physician groups.

On April 30, 2021, the Company entered into an agreement with Ascension amending the A&R MPSA. The agreement expands the Company’s role as the provider of patient experience technologies and extends the Company’s revenue cycle management services agreement with Ascension to 2031.

For more information about our partnership with Ascension, please refer to our 2021 Proxy Statement, portions of which are herein incorporated by reference.

Warrant

Concurrently with our entry into the A&R MPSA, we and TCP-ASC executed and delivered the Warrant to acquire up to a total of 60,000,000 shares of common stock of the Company at an initial exercise price equal to $3.50 per share, at any time during the period commencing on February 16, 2016, and terminating at 5:00 p.m., New York time, on February 16, 2026.

Preferred Stock Transaction

On January 15, 2021, TCP-ASC converted all of its 294,266 shares (the “Current Shares”) of Series A Preferred Stock into 117,706,400 shares of common stock of the Company into which the Current Shares were convertible pursuant to the Certificate of Designation of the Series A Preferred Stock, and, in consideration therefor, the Company (i) issued 21,582,800 additional shares of common stock, and (ii) paid TCP-ASC $105.0 million in cash (the “Preferred Stock Transaction”).

TCP-ASC agreed that it will not, until January 15, 2022, directly or indirectly, sell, assign, pledge, encumber, convert, exchange, hypothecate or otherwise dispose of or transfer any of the shares of common stock received as part of the Preferred Stock Transaction, subject to certain exceptions.

Investor Rights Agreement

Concurrently with our entry into the A&R MPSA, we entered into the Investor Rights Agreement with TCP-ASC, and upon the closing of the Preferred Stock Transaction, we entered into an amendment to the Investor Rights Agreement, which, among other things, amended (i) the definition of “Ownership Percentage” and “Ownership Threshold” so that such terms include all of the common shares issued to TCP-ASC pursuant to the Preferred Stock Transaction and (ii) certain of TCP-ASC’s approval rights set forth therein, including increasing applicable dollar thresholds.

Under the terms of the Investor Rights Agreement, for so long as TCP-ASC’s “Ownership Threshold” (as that term is defined in the Investor Rights Agreement) is met, TCP-ASC shall be entitled to nominate such number of individuals to our board of directors constituting a majority of our board of directors and to designate the chair of our board of directors. For so long as the Ownership Threshold is not met but TCP-ASC’s “Ownership Percentage” (as that term is defined in the Investor Rights Agreement) exceeds 10% of our common stock on an as-converted basis, then TCP-ASC shall be entitled to nominate the greater of (x) such number of individuals to our board of directors in relative proportion to the Ownership Percentage (rounded down) and (y) two directors, and for so long as TCP-ASC’s Ownership Percentage is in the aggregate at least 5% but less than 10% of our common stock on an as-converted basis, then TCP-ASC shall be entitled to nominate the greater of (x) such number of individuals to our board of directors in relative proportion to the Ownership Percentage (rounded down) and (y) one director. Additionally, subject to applicable law and the listing standards of NASDAQ (or other United States national securities exchange that our common stock is listed upon, if any), we will offer TCP-ASC’s designees an opportunity to, at TCP-ASC’s option, either sit on each regular committee of our board of directors in relative proportion to the number of TCP-ASC’s designees on our board of directors or attend (but not vote) at the meetings of such committee as an observer.

Under the terms of the Investor Rights Agreement, TCP-ASC must cause all of its common stock entitled to vote at any meeting of our stockholders to be present at such meeting and to vote all such shares in favor of any nominee or director nominated by our nominating and corporate governance committee and against the removal of any director nominated by our nominating and corporate governance committee.

As amended, for as long as TCP-ASC and its affiliates, taken together, hold in the aggregate at least 75% of the common stock into which the Series A Preferred Stock have been converted, for which the Series A Preferred Stock has been exchanged or that have otherwise been issued in respect of the Series A Preferred Stock, including pursuant to the Preferred Stock Transaction, the following matters will require the approval of a majority of the common stock held by TCP-ASC or any of its affiliates to proceed: (i) the amendment or modification of the Company’s certificate of incorporation or bylaws in any manner that adversely impacts the rights of holders of common stock; (ii) the creation, authorization or issuance of any equity securities of the Company or any of its subsidiaries in any manner that adversely impacts the rights of holders of common stock; (iii) any amendment of the A&R MPSA; (iv) the incurrence of any indebtedness in excess of $100.0 million in the aggregate during any fiscal year (other than refinancings of existing indebtedness); (v) the sale, transfer or other disposition of assets or businesses of the Company or its subsidiaries with a value in excess of $10.0 million in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivables factoring transactions); (vi) the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $100.0 million in the aggregate during any fiscal year (other than acquisitions of inventory and equipment in the ordinary course of business); (vii) capital expenditures in excess of $25.0 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $25.0 million in the aggregate during any fiscal year; (viii) the approval of the

Company’s annual budget; (ix) the hiring or termination of the Company’s chief executive officer; (x) the appointment or removal of the chairperson of the board of directors of the Company; and (xi) making, or permitting any subsidiary to make, loans to, investments in, or purchasing, or permitting any subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity in excess of $25.0 million in the aggregate during any fiscal year.

TCP-ASC is subject to customary standstill provisions, which are applicable to purchases of debt as well as equity securities and include prohibitions on hedging activities, until the later of (i) February 16, 2019, and (ii) such time as TCP-ASC owns less than 25% of the outstanding common stock on an as-converted basis.

The Investor Rights Agreement requires that if we propose to offer any equity or equity linked security to any person, then we must first offer TCP-ASC the right to purchase a portion of such securities equal to TCP-ASC’s Ownership Percentage. If TCP-ASC does not exercise this purchase right within 30 days of receiving notice of the proposed offering, then we have 120 days to complete the offering on terms no more favorable than those offered to TCP-ASC.

Registration Rights Agreement

The registration statement of which this prospectus supplement and accompanying prospectus are a part was filed pursuant to TCP-ASC’s demand registration rights and related provisions of the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with TCP-ASC and other investors. The Registration Rights Agreement is filed as an exhibit to the registration statement of which this prospectus supplement and accompanying prospectus are a part.

Under the terms of the Registration Rights Agreement, (i) TCP-ASC is entitled to six demand registrations, with no more than two demand registrations in any single calendar year and provided that such demand must include at least 10% of the then-outstanding common stock, and (ii) IHC Health Services, Inc. (“IHC”) is entitled to one demand registration. We are required to use our commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (i) the date on which TCP-ASC notifies us in writing that the securities included in such registration statement have been sold or the offering therefor has been terminated or (ii) fifteen business days following the date on which such registration statement was declared effective by the SEC. TCP-ASC, IHC and the other investor party to the Registration Rights Agreement are entitled to unlimited piggyback registration rights with respect to registrations for third parties. The registration rights are subject to conditions and limitations, including the right of underwriters in an underwritten offering to limit the number of shares to be included in a registration and our right to delay or suspend a registration statement under specified circumstances.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined herein) with respect to their ownership and disposition of shares of our common stock acquired pursuant to this offering. All prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non-U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not or is not treated as, for U.S. federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•

A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any state thereof or the District of Columbia;

•	An estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

A trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)) have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement and the accompanying prospectus.

We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment). This discussion does not address all material aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxation. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, including, but not limited to, holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, brokers, dealers or traders in securities, commodities or currencies, tax-qualified retirement plans, “qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities in which all of the interests of which are held by qualified foreign pension funds or U.S. expatriates and former long-term residents of the U.S., holders subject to the Medicare contribution tax on net investment income or the alternative minimum tax, holders that are subject to the special tax accounting rules of Section 451(b) of the Code, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our common stock through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Such partners and partnerships should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a non-U.S. holder of the purchase, ownership or disposition of our common stock.

Distributions on our Common Stock

If we make distributions of cash or other property (but not including certain pro rata distributions of our common stock) in respect of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess generally will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or other Disposition of our Common Stock.” Any such distribution will also be subject to the discussion below regarding effectively connected income, backup withholding and FATCA withholding.

Dividends paid to a non-U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of dividends or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the U.S., are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected earnings and profits of a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

To claim a reduction or exemption from withholding, a non-U.S. holder of our common stock generally will be required to provide (a) a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, and satisfy applicable certification and other requirements to claim the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence, or (b) a properly executed IRS Form W-8ECI stating that dividends are not subject to withholding because they are effectively connected with such non-U.S. holder’s conduct of a trade or business within the U.S. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or other Disposition of our Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, in general, a non-U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

•

The gain is effectively connected with a U.S. trade or business of the non-U.S. holder and, if required by an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained in the U.S. by such non-U.S. holder, in which case the non-U.S. holder generally will be taxed at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and be required to file a U.S. federal income tax return. If the non-U.S. holder is treated as a foreign corporation for U.S. federal income tax purposes, the branch profits tax described above in “Distributions on our Common Stock” also may apply;

•

The non-U.S. holder is an individual who is treated as present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.); or

•

Our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five-year period ending on the date of such disposition (or the non-U.S. holder’s holding period of our common stock, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable Treasury Regulations, on an established securities market during the calendar year in which the disposition occurs, only a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock will be subject to U.S. federal income tax on the disposition of our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. A non-U.S. holder will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate (currently 24%) with respect to dividends on our common stock. A non-U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if such holder establishes an exemption by certifying his, her or its non-U.S. status by providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form); provided we do not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person (as defined in the Code).

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder establishes an exemption by certifying his, her or its status as a non-U.S. holder and satisfies certain other requirements. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA”, generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

Proposed U.S. Treasury Regulations have indefinitely suspended any possible FATCA withholding on the gross proceeds from a sale or other disposition of our common stock, and may be relied upon by taxpayers until final regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

UNDERWRITING

Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as the representatives of the underwriters and joint book-running managers of this offering. Under the terms of an underwriting agreement, which will be filed in a Current Report on Form 8-K to be incorporated into the registration statement, each of the underwriters named below has severally agreed to purchase from the selling stockholders the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares
Barclays Capital Inc.	3,750,000
J.P. Morgan Securities LLC	3,750,000
Morgan Stanley & Co. LLC	2,250,000
BofA Securities, Inc.	2,250,000
Deutsche Bank Securities Inc.	1,500,000
Cantor Fitzgerald & Co.	375,000
Cowen and Company, LLC	375,000
KeyBanc Capital Markets Inc.	375,000
Robert W. Baird & Co. Incorporated	375,000

Total	15,000,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the certain conditions contained in the underwriting agreement including:

•

the obligation to purchase all of the shares of common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below), if any of the shares are purchased;

•	the representations and warranties made by us and the selling stockholders to the underwriters are true;

•	there is no material change in our business or the financial markets; and

•	we and the selling stockholders deliver customary closing documents to the underwriters.

Commissions and Expenses

The following table summarizes the underwriting discounts and commissions the selling stockholders will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to the selling stockholders for the shares.

	No Exercise	Full Exercise
Per Share	$0.675	$0.675
Total	$10,125,000	$11,643,750

The representatives have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.405 per share. If all the shares are not sold at the initial offering price following the initial offering, the representatives may change the offering price and other selling terms.

The expenses of the offering that are payable by us are estimated to be approximately $1.1 million (excluding underwriting discounts and commissions). We have agreed to pay expenses incurred by the selling stockholders in connection with the offering, other than the underwriting discounts and commissions.

Option to Purchase Additional Shares

TCP-ASC has granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase, from time to time, in whole or in part, up to an aggregate of 2,250,000 shares from TCP-ASC at the public offering price less underwriting discounts and commissions. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares based on the underwriter’s percentage underwriting commitment in the offering as indicated in the table at the beginning of this section.

Lock-Up Agreements

We, all of our directors and executive officers and the selling stockholders have agreed that, for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions as described below, we and they will not directly or indirectly, without the prior written consent of Barclays Capital Inc. and J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities or (4) publicly disclose the intention to do any of the foregoing.

The restrictions above are subject to certain exceptions including, without limitation, (i) transfers as part of a sale of lock-up securities in open market transactions after the closing of this offering; (ii) transfers to us in connection with the vesting, settlement, or exercise of restricted stock units, performance-based restricted stock units, shares of restricted stock, options, warrants or other rights to purchase shares of common stock; (iii) transfers pursuant to an order of a court or regulatory agency related to the lock-up party’s ownership of the lock-up securities; and (iv) transfers by pledging, hypothecating or otherwise granting a security interest in any lock-up securities as collateral and transfer such lock-up securities upon foreclosure, among others.

Barclays Capital Inc. and J.P. Morgan Securities LLC in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. and J.P. Morgan Securities LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Indemnification

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with the offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the NASDAQ in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the representatives on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on the NASDAQ

Our common stock is listed on the NASDAQ under the symbol “RCM.”

Stamp Taxes

If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, certain of the underwriters or their affiliates may act as lenders or agents in connection with the proposed financing for the VisitPay acquisition and refinancing of our senior credit facility. See “Recent Developments—VisitPay Acquisition.”

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

For the purposes of this provision, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements of R1 RCM Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020 (excluding the internal control over financial reporting of SCI Solutions, Inc. (“SCI”) and the RevWorks services business (“RevWorks”), (collectively, “SCI and RevWorks”) excluded from the scope of management’s assessment), have been incorporated by reference in this prospectus supplement, accompanying prospectus and elsewhere in the registration statement have been audited by Ernst & Young LLP, independent registered public accountants, as set forth in their reports thereon, which as to the report on the effectiveness of R1 RCM Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of SCI and RevWorks excluded from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement and accompanying prospectus:

•

our Annual Report on Form 10-K for the year ended December  31, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2021 that are specifically incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021;

•

our Current Reports on Form 8-K filed on January  6, 2021, January  15, 2021, January  20, 2021, February  26, 2021, March  25, 2021, April  19, 2021, May 4, 2021 (with respect to Item 1.01 only) and May 21, 2021; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on March 14, 2017, including any amendment or report filed for the purpose of updating this description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including those made after the date of this prospectus supplement and prior to the completion of the offering of all securities covered by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain a copy of any documents which are incorporated by reference into this prospectus supplement and accompanying prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing us at:

R1 RCM Inc.

401 North Michigan Avenue

Chicago, Illinois 60611

Attn: Investor Relations

PROSPECTUS

R1 RCM Inc.

60,500,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders identified in this prospectus of up to an aggregate of 60,500,000 shares of our common stock, par value $0.01 per share. 60,000,000 shares are issuable upon exercise of the outstanding warrant which entitles the holder thereof to purchase an aggregate of 60,000,000 shares of our common stock at an exercise price of $3.50 per share, subject to certain adjustments. In connection with the exercise of the warrant, the holder thereof may elect, in such holder’s sole discretion, to pay cash or to exercise on a cashless basis, pursuant to which such holder will not be required to pay cash for shares of common stock issuable upon exercise of the warrant, but will instead receive fewer shares of common stock.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters, broker-dealers or agents, or directly to purchasers. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

This prospectus describes the general manner in which shares of common stock may be offered and sold by the selling stockholders. When the selling stockholders sell shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.

Our common stock is traded on the NASDAQ under the symbol “RCM.” On May 24, 2021, the last reported sale price of our common stock on the NASDAQ was $25.29.

Investing in our common stock involves a high degree of risk. Please review the information under the heading “Risk Factors” on page 3 of this prospectus and in any documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may sell, from time to time, the shares of our common stock registered hereby in one or more offerings. If required in connection with an offering hereunder, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of our common stock in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” and the “Company” and similar references refer to R1 RCM Inc. and its subsidiaries.

1

COMPANY OVERVIEW

R1 RCM Inc. is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. Our services help healthcare providers generate sustainable improvements in their operating margins and cash flows while also enhancing patient, physician, and staff satisfaction for our customers.

We achieve these results for our customers by managing healthcare providers’ revenue cycle operations, which encompass processes including patient registration, insurance and benefit verification, medical treatment documentation and coding, bill preparation, and collections from patients and payers. We do so by deploying a unique operating model that leverages our extensive healthcare site experience, innovative technology, and process excellence. We assist our revenue cycle management (RCM) customers in managing their revenue cycle operating costs, while simultaneously increasing the portion of the maximum potential services revenue they receive. Together, these benefits can generate significant and sustainable improvements in operating margins and cash flows for our customers.

We were incorporated in Delaware in 2003 as Healthcare Services, Inc. and were named Healthcare Services, Inc. from July 2003 until August 2009 when we changed our name to Accretive Health, Inc. We operated under the name Accretive Health until January 5, 2017, when we changed our name to R1 RCM Inc. Our principal executive offices are located at 401 North Michigan Avenue, Chicago, Illinois 60611, and our telephone number is (312) 324-7820.

Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

2

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated by reference herein, together with the information in this prospectus and any other information incorporated by reference into this prospectus. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws that involve substantial risks and uncertainties. These statements are often identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “plan,” “predict,” “project,” “would” and similar expressions or variations. These forward-looking statements include, among other things, statements about the potential impacts of the COVID-19 pandemic, our strategic initiatives, our capital plans, our costs, our ability to successfully deliver on our commitments to our customers, our ability to deploy new business as planned, our ability to successfully implement new technologies, our future financial performance and our liquidity. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

•	our ability to retain existing customers or acquire new customers;

•	our ability to manage our operations effectively;

•	the development of markets for our RCM service offering;

•	our ability to maintain profitability;

•	variability in the lead time of prospective customers;

•	competition within the market;

•	breaches or failures of our information security measures or unauthorized access to a customer’s data;

•	delayed or unsuccessful implementation of our technologies or services, or unexpected implementation costs;

•	disruptions in or damages to our global business services centers and third-party operated data centers;

•	the impact of the novel coronavirus (“COVID-19”) pandemic on our business, operating results, and financial condition;

•	risks related to our indebtedness;

•	the loss of key personnel;

•	our ability to integrate our customers’ revenue cycle management employees;

•	fluctuations in our results of operations or cash flows;

•	our potential liability resulting from future errors;

•	negative perceptions of the collection of medical co-pays and other payments from patients;

•	negative perceptions of offshore outsourcing and proposed legislation related thereto;

•	the impact of litigation;

•	our legal responsibility for obligations related to our customers’ employees;

•	our dependence on the Amended and Restated Master Professional Services Agreement with Ascension Health Alliance;

•	our ability to realize the anticipated benefits of acquisitions, strategic initiatives, and other investments;

•	our ability to comply with healthcare laws and regulations;

•	developments in the healthcare industry, including national healthcare reform;

•	our ability to comply with information privacy laws;

4

•	our ability to comply with debt collection and other consumer protection laws and regulations;

•	our ability to protect our intellectual property;

•	our ability to close the acquisition of and integrate the VisitPay business as planned and to realize the expected benefits of the acquisition; and

•	other factors set forth in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and in Part II, Item 1A “Risk Factors” in our most recent Quarterly Report on Form 10-Q.

The forward-looking statements included or incorporated by reference in this prospectus represent our views as of the date of this prospectus. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

5

USE OF PROCEEDS

We will not receive any proceeds from the resale of any shares of common stock offered by this prospectus by the selling stockholders. The selling stockholders will receive all of the net proceeds from any sale. We have agreed to pay certain expenses in connection with the registration of common stock being offered by the selling stockholders.

6

SELLING STOCKHOLDERS

On February 16, 2016, we issued to TCP-ASC ACHI Series LLLP (“TCP-ASC”), a limited liability limited partnership jointly owned by Ascension Health Alliance (“Ascension”) and investment funds affiliated with TowerBrook Capital Partners (“TowerBrook”): (i) 200,000 shares of our 8.00% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for an aggregate price of $200 million and (ii) a warrant with a term of ten years to acquire up to 60,000,000 shares of our common stock, par value $0.01 per share, at an exercise price of $3.50 per share, on the terms and subject to the conditions set forth in the Warrant Agreement (the “Warrant”). The Series A Preferred Stock was converted into shares of common stock on January 15, 2021. The registration statement of which this prospectus forms a part registers the resale by TCP-ASC of up to 60,000,000 shares of common stock issuable upon exercise of the warrant.

Joseph Flanagan has served as a director and President and Chief Executive Officer of the Company since May 2016. As of May 21, 2021, Mr. Flanagan owned 2,981,799 shares of our common stock. The registration statement of which this prospectus forms a part registers the sale of 500,000 shares of common stock by Mr. Flanagan.

Additional information about the selling stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC that are incorporated by reference into this prospectus.

7

PLAN OF DISTRIBUTION

The selling stockholders may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The selling stockholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the NASDAQ or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of common stock at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	exchange distributions and/or secondary distributions;

•	short sales and delivery of shares of common stock to close out short positions;

•	sales by broker-dealers of shares of common stock that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the terms of the offering;

•	the names of any underwriters of agents;

•	the names of any managing underwriter or underwriters;

•	the name or names of any selling stockholder;

•	the purchase price of the shares of common stock;

•	the net proceeds from the sale of the shares of common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;

•	any initial price to the public;

8

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with the selling stockholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of common stock pursuant to this prospectus, underwriters may have an option to purchase additional shares of common stock from the selling stockholders. We will provide information regarding any such option to purchase additional shares of common stock from the selling stockholders in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling stockholders, as applicable.

If dealers are used in the sale of securities offered through this prospectus, the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

The selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

9

Delayed Delivery Contracts

If the prospectus supplement indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

The selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, they will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between the selling stockholder, on one hand, and the underwriters or agents, on the other. If the selling stockholders engage in at-the-market sales pursuant to any such agreement, the selling stockholders will sell securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The selling stockholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, the selling stockholder may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may

10

also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling stockholders may enter into hedging transactions with dealers which may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholders may also sell shares of our common stock short and deliver shares of our common stock to close out such short position. The selling stockholders may also enter into option or other transactions with dealers that require the delivery by such dealers of shares of our common stock, which securities may be resold thereafter pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

The selling stockholders may also make sales through the Internet or through other electronic means. Since the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with the selling stockholders, to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

11

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms of our Restated Certificate of Incorporation, as amended (the “Charter”), and Amended and Restated Bylaws (the “Bylaws”). The following description may not contain all of the information that is important to you. To understand the material terms of our common stock, you should read our Charter and Bylaws, copies of which have been filed with the SEC as exhibits to the registration statement, of which this prospectus is a part.

General

Under the Charter, the Company is authorized to issue 500 million shares of common stock, par value $0.01 per share (the “common stock”), and 5 million shares of preferred stock, par value $0.01 per share.

Common Stock

Voting Rights

The holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights.

Dividend Rights

Subject to the rights of holders of any then outstanding preferred stock, holders of common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of funds legally available for this purpose.

The Company does not currently pay quarterly cash dividends on shares of common stock. The payment of dividends in the future, if any, will be at the discretion of the Company’s board of directors and will depend upon general business conditions, legal and contractual restrictions on the payment of dividends and other factors that the Company’s board of directors may deem to be relevant.

Liquidation Rights

Subject to the rights of any then outstanding preferred stock, which ranks senior to the common stock, in the event of a liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company legally available for distribution to stockholders.

Other Rights

There are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to common stock.

Anti-Takeover Effects of Delaware Law and the Company’s Charter and Bylaws

Delaware law, the Charter and the Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of the Company. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Company’s board of directors.

Board of Directors; Removal of Directors

The Charter and the Bylaws provide that a director may be removed with or without cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all the stockholders would be entitled to cast

12

in an election of directors. Any vacancy on the Company’s board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office, although less than a quorum. At each annual meeting, the entire board will stand for election for a one-year term. The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Stockholder Action by Written Consent; Special Meetings

The Charter provides that any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. The Charter and the Bylaws also provide that, except as otherwise required by law, special meetings of the Company’s stockholders can only be called by the Company’s chairman of the board, chief executive officer or board of directors.

Advance Notice Requirements for Stockholder Proposals

The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the Company’s secretary of the stockholder’s intention to bring such business before the meeting. This written notice must contain certain information specified in the Bylaws. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of the Company’s outstanding voting securities.

Delaware Business Combination Statute

The Company is subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of the Company’s board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving the Company and the “interested stockholder” and the sale of more than 10% of the Company’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the Company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Bylaws may be amended or repealed by a majority vote of the Company’s board of directors or by the affirmative vote of the holders of at least two-thirds of the votes which all the Company’s stockholders would be entitled to cast in any election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes which all the Company’s stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of the Charter described above under “—Board of Directors; Removal of Directors” and “—Stockholder Action by Written Consent; Special Meetings”.

13

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company, LLC.

Exchange Listing

The common stock is listed on the NASDAQ Stock Market under the symbol “RCM.”

14

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

15

EXPERTS

The consolidated financial statements of R1 RCM Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, and the effectiveness of internal control over financial reporting as of December 31, 2020 (excluding the internal control over financial reporting of SCI Solutions, Inc. (“SCI”) and the RevWorks services business (“RevWorks”), (collectively, “SCI and RevWorks”) excluded from the scope of management’s assessment), have been incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Ernst & Young LLP, independent registered public accountants, as set forth in their reports thereon, which as to the report on the effectiveness of R1 RCM Inc.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of SCI and RevWorks excluded from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

16

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

17

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•

our Annual Report on Form 10-K for the year ended December  31, 2020 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2021 that are specifically incorporated by reference into Part III of such Annual Report on Form 10-K);

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021;

•

our Current Reports on Form 8-K filed on January  6, 2021, January  15, 2021, January  20, 2021, February  26, 2021, March  25, 2021, April  19, 2021, May  4, 2021 (with respect to Item 1.01 only) and May 21, 2021; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on March 14, 2017, including any amendment or report filed for the purpose of updating this description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain a copy of any documents which are incorporated by reference into this prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing us at:

R1 RCM Inc.

401 North Michigan Avenue

Chicago, Illinois 60611

Attn: Investor Relations

18

15,000,000 Shares

R1 RCM Inc.

Common Stock

Prospectus Supplement

May 26, 2021

Barclays

J.P. Morgan

Morgan Stanley

BofA Securities

Deutsche Bank Securities

Baird

Cantor

Cowen

KeyBanc Capital Markets